UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 15, 2024
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 15, 2024, Thomas G. Pitstick, President APAC and Global Strategy and “named executive officer” of Gates Industrial Corporation plc (the “Company”), was appointed to serve as the Company’s President, Americas, effective August 16, 2024. In his new role, Mr. Pitstick will lead the Americas region and continue to lead the global mobility and data center business units. Other components of his previous duties will be assumed by existing positions within the organization. No changes to Mr. Pitstick’s compensation were made in connection with the change in his responsibilities.
Item 8.01    Other Events.
On August 16, 2024, the Company announced the pricing of an underwritten secondary offering (the “Offering”) of 20,000,000 ordinary shares, par value $0.01 per share, of the Company by certain selling stockholders affiliated with Blackstone Inc. (the “Selling Stockholders”). The Offering priced after market close on August 15, 2024. In connection with the Offering, the Selling Stockholders granted the several underwriters of the Offering (the “Underwriters”) a 30-day option to purchase up to an aggregate of 3,000,000 additional ordinary shares, which option was exercised in full on August 16, 2024. The Offering, including the shares sold pursuant to the Underwriters’ option, is expected to close on August 21, 2024, subject to customary closing conditions.
The Company will not receive any of the proceeds from the sale of the ordinary shares being offered by the Selling Stockholders, but will bear certain expenses incident to the Offering (excluding underwriting discounts and commissions).
As previously announced, in connection with its existing share repurchase program, the Company has entered into a share repurchase contract with Citigroup Global Markets Inc. to repurchase $125 million of ordinary shares at a price per share equal to the price paid by the Underwriters in the Offering, for a total of 7,539,203 ordinary shares, and has advised Citigroup Global Markets Inc. to purchase such shares from the Selling Stockholders. The share repurchase is expected to be consummated promptly following the Offering and is conditioned upon the closing of the Offering.
In addition, one of our directors has agreed to purchase ordinary shares in the Offering.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC
By:	/s/ L. Brooks Mallard
	Name:	L. Brooks Mallard
	Title:	Chief Financial Officer
Date:August 20, 2024